Exhibit 21

Subsidiaries of OneSpan, Inc.

Name of SubsidiaryState or Country of Incorporation

OneSpan Australia Pty LtdAustralia

OneSpan Australia Holdings Pty LtdAustralia

Identikey Internet Security Pty LtdAustralia

VASCO Data Security Holdings Pty LtdAustralia

OneSpan Austria GmbHAustria

OneSpan Europe NVBelgium

OneSpan NVBelgium

OneSpan Seguranca de Dados Brasil LtdaBrazil

OneSpan Canada Inc.New Brunswick, Canada

VASCO Software (Beijing) Co. Ltd.China

VASCO Software (Beijing) Co. Ltd. (Shanghai Branch)China

OneSpan France SASFrance

VASCO Data Security (India) Private LimitedIndia

OneSpan Japan Kabushiki KaishaJapan

Alfa & Ariss BVNetherlands

Diginotar Notariaat B.V.Netherlands

OneSpan Netherlands B.V.Netherlands

OneSpan Asia Pacific Pte LtdSingapore

OneSpan International GmbHSwitzerland

OneSpan Solutions GmbHSwitzerland

VASCO Data Security Middle East FZEDubai, United Arab Emirates

Risk IDS LimitedUnited Kingdom

OneSpan Solutions UK LimitedUnited Kingdom

Dealflo Limited United Kingdom

VASCO Digital Automation LimitedUnited Kingdom

OneSpan Solutions LimitedUnited Kingdom

OneSpan Inc.State of Delaware